UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2004

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 2, 2004, DaVita Inc. (the “Company”) entered into an amendment and restatement (the “Amendment”) of its Freestanding Dialysis Center Agreement No. 200308360 (the “Agreement”), dated as of December 24, 2003, with Amgen USA Inc. (“Amgen”). Amgen is the Company’s sole supplier of EPOGEN® (Epoetin alfa) and Aranesp® (darbepoetin alfa) (together, the “Products”) used by the Company in the treatment of dialysis patients. The Agreement was filed with the Securities and Exchange Commission on February 27, 2004, as Exhibit 10.34 to the Company’s Form 10-K for the fiscal year ended December 31, 2003.

The Amendment amends and restates the Agreement and all prior amendments thereto. The Amendment, among other things, reduces the term of the Agreement by one month, revises certain rebate and discount programs, makes the Company eligible for additional rebates and modifies certain termination provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: December 8, 2004	/s/ JOSEPH SCHOHL
Joseph Schohl Vice President, General Counsel and Secretary